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                                                                    Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
ScanSource, Inc.:

We consent to incorporation by reference in the registration statement (No. 33-94640) on Form S-8 of ScanSource, Inc. of our report, dated August 1, 1997, relating to the balance sheets of ScanSource, Inc. as of June 30, 1996 and 1997, and the related statements of income, shareholders= equity and cash flows for each of the years in the three-year period ended June 30, 1997, which report appears in the June 30, 1997 annual report on Form 10-K of ScanSource, Inc.

                                             KPMG Peat Marwick LLP


Greenville, South Carolina
April 7, 1998